Exhibit 99.1

RENNOVA HEALTH, INC. PROVIDES UPDATE AFTER FILING 2023 SECOND QUARTER FINANCIAL STATEMENTS

WEST PALM BEACH, Fla. (August 21, 2023) – Rennova Health, Inc. (OTC: RNVA) Chief Executive Officer Seamus Lagan recently joined Stock Day host Kevin Davis to provide an update after filing the 2023 second quarter financial statements and other information in its Form 10-Q with the SEC.

Davis began the interview by congratulating Lagan on the opening of a mental and behavioral health facility at its hospital and filing the Company’s second quarter 10-Q on time.

Davis went on to ask about what he saw as a fabulous recovery in revenues and profits and asked Lagan if the revenues of over $11 million and profits of over $2 million for the six months disclosed in the 10-Q was sustainable and further asked what the full year for 2023 might look like.

Lagan stated that he believed the revenues were sustainable and credited the management and employees with a continued focus on running an efficient operation which he expects to remain profitable. He continued to explain that the additional services being provided, and consistent patient volume, could mean revenues in excess of $20 million for 2023.

Davis followed by asking about the expectation for revenues from the recently opened 30 bed facility at the hospital campus by the Myrtle Recovery Centers, Inc. subsidiary, for alcohol and substance abuse services.

Lagan stated that it was good to see the facility opened and repeated that he believed this business would fit well with hospital operations. He went in to say that when operating at full potential this first facility for Myrtle should generate $4 - $5 million in profitable revenues a year.

Davis then mentioned the fast approaching year end and suggested that the Company could be leaving 2023 with annualized revenues in the $25-30 million range and be profitable. He asked Lagan how he intended to deliver continued growth and where he saw the Company a year from now.

Lagan responded that the current operations plus the behavioral health business should give the Company an annualized run rate of $25-30 million by year end. He went on to remind Davis that there were still some items to be fixed from previous more difficult days but explained the intention to formulate a plan before year end to duplicate the current model in the Jamestown facility in 2024, and stated that if that was successful it would be possible to leave 2024 with annualized revenues of $50-60 million. He confirmed his belief that this was achievable.

Davis ended the interview by asking Lagan what message he would like the Company’s shareholders to take away from the interview. Lagan responded by saying that he believed the Company was now delivering what it had hoped to deliver from work done over the past couple of years and stated a belief that there will be continued success and growth over the next couple of years.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/8351331-rennova-health-inc-is-featured-on-the-stock-day-podcast

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About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, a rural clinic in Kentucky and an alcohol and drug treatment facility operated by Myrtle Recovery Centers, Inc.

For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com